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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 15, 2001


                         COMMISSION FILE NUMBER: 0-26762

                          PEDIATRIX MEDICAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                                     FLORIDA
                          (State or other jurisdiction
                        of incorporation or organization)


                                   65-0271219
                      (I.R.S. employer identification no.)


                              1301 CONCORD TERRACE
                           SUNRISE, FLORIDA 33323-2825
                         (Address of principal executive
                          offices, including zip code)


                                 (954) 384-0175
              (Registrant's telephone number, including area code)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

                  Effective May 15, 2001, pursuant to the Agreement and Plan of Merger dated as of February 14, 2001, among Pediatrix Medical Group, Inc., a Florida corporation ("Pediatrix"), Infant Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Pediatrix ("Infant Acquisition"), and Magella Healthcare Corporation, a Delaware corporation ("Magella"), Infant Acquisition was merged with and into Magella with Magella surviving the merger as a wholly owned subsidiary of Pediatrix. In the merger, holders of outstanding shares of Magella common stock received one-thirteenth of a share of Pediatrix common stock for each share of Magella common stock that they held prior to the merger, and holders of outstanding shares of other classes or series of Magella stock received one-thirteenth of a share of Pediatrix common stock for each share of Magella common stock into which shares of other Magella stock that they held were convertible immediately prior to the merger. A full description of the merger is contained in Pediatrix's proxy statement/prospectus dated April 12, 2001.

                  As a result of the transaction, Pediatrix owns all the voting securities of Magella. Magella is a leading provider in the United States of physician services at hospital-based neonatal intensive care units and in perinatal practices. Pediatrix currently anticipates that substantially all of the assets acquired by Pediatrix in the transaction will continue to be used by Pediatrix in conducting the business of Magella.

                  The consideration paid by Pediatrix to Magella stockholders in connection with the acquisition consisted of approximately 7.3 million newly issued shares of Pediatrix common stock. In addition, Pediatrix assumes certain obligations to issue up to 1.35 million shares of Pediatrix common stock pursuant to Magella stock option plans. Pediatrix repaid an estimated $25.0 million of Magella bank debt and assumes $16.0 million of subordinated notes which are convertible into approximately 600,000 shares of Pediatrix common stock. The consideration paid for Magella was determined by arms-length negotiations between Pediatrix and Magella, which negotiations took into account Pediatrix's and Magella's respective businesses, financial performance and condition and competitive positions.

                  In connection with the Merger Agreement, certain former stockholders of Magella and certain members of Pediatrix management have executed a standstill and registration rights agreement (the "Standstill Agreement") restricting their ability, among other things, to acquire voting capital stock of Pediatrix and transfer voting securities of Pediatrix. The Standstill Agreement also provides for the registration with the Securities and Exchange Commission of shares of Pediatrix common stock held by the parties to the Standstill Agreement. The Standstill Agreement is described in Pediatrix's proxy statement/prospectus dated April 12, 2001. The Standstill Agreement is attached hereto as Exhibit 10.1.

                  On May 15, 2001, Pediatrix issued a press release regarding the completion of the merger, which is attached as Exhibit 99.1 hereto.




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  The audited consolidated financial statements of Magella as of December 31, 1999 and 2000, and for each of the three years in the period ended December 31, 2000, are incorporated by reference to Pediatrix's Registration Statement on Form S-4, as amended (Registration No. 333-57164).

                  Financial statements of Magella for the three months ended March 31, 2001 are not incorporated by reference or included in this Form 8-K. Pediatrix will file such statements as soon as practicable. It is expected that such statements will be filed by amendment to this Form 8-K, on or before July 29, 2001.

(b)      PRO FORMA FINANCIAL INFORMATION.

                  Pro forma financial information is incorporated by reference to Pediatrix's Registration Statement on Form S-4, as amended (Registration No. 333-57164).

                  Pro forma financial information for the three months ended March 31, 2001 is not incorporated by reference or included in this Form 8-K. Pediatrix will file such information as soon as practicable. It is expected that such information will be filed by amendment to this Form 8-K, on or before July 29, 2001.

(c)      EXHIBITS.

                  See Exhibit Index.




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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Pediatrix Medical Group, Inc.

       Date: May 25, 2001                 By: /s/ BRIAN T. GILLON
                                             --------------------------------
                                          Name:    Brian T. Gillon
                                          Title:   Secretary




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EXHIBIT INDEX

         2.1 Agreement and Plan of Merger dated as of February 14, 2001, among Pediatrix Medical Group, Inc., Infant Acquisition Corp. and Magella Healthcare Corporation (incorporated by reference to Annex A of Pediatrix's Registration Statement on Form S-4, as amended (Registration No. 333-57164)).

         10.1 Standstill and Registration Rights Agreement dated as of May 15, 2001, among Pediatrix Medical Group, Inc., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Healthcare Partners, L.P., the persons listed on Schedule A thereto, John K. Carlyle, Cordillera Interest, Ltd., Steven K. Boyd, Ian M. Ratner, M.D., Roger J. Medel, M.D., Kristen Bratberg, Joseph Calabro, Karl B. Wagner, and Brian T. Gillon.

         23.1     Consent of Arthur Andersen LLP.

         99.1     Press release dated May 15, 2001.




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